[DUSA LOGO]

INNOVATION IN PHOTODYNAMIC THERAPY

DUSA PHARMACEUTICALS, INC.
FOR IMMEDIATE RELEASE

                    DUSA PHARMACEUTICALS UPDATES INVESTORS AT
                      JP MORGAN H&Q HEALTHCARE CONFERENCE;
             ANNOUNCES 100 BLU-U(R) CONTRACTS SIGNED DURING Q4 2000

WILMINGTON, MA. JANUARY 10, 2001 - DUSA Pharmaceuticals, Inc. (NASDAQ NMS: DUSA) updated investors today at the JP Morgan H&Q Healthcare Conference in San Francisco. Dr. Geoffrey Shulman, DUSA's President and CEO, and Dr. Stuart Marcus, the Company's VP, Scientific Affairs and CSO, discussed progress in the ongoing US launch of LEVULAN(R) Photodynamic Therapy (PDT) for the treatment of non-hyperkeratotic actinic keratoses (AKs); DUSA's aggressive expansion of its LEVULAN(R) PDT/PD (photodetection) development program; and the Company's strong financial position.

During the fourth quarter of 2000, DUSA's dermatology partner, Schering AG, and its US affiliate, Berlex Laboratories, launched LEVULAN(R) PDT in the US for the treatment of AKs of the face or scalp. DUSA announced during the presentation that physicians or institutions signed over 100 contracts during the quarter for BLU-U(TM) brand light units, which are used with the LEVULAN(R) KERASTICK(R) in LEVULAN(R) PDT. BLU-U's have been leased to doctors and academic centers around the country, including some of the most prestigious academic institutions.

Dr. Marcus reviewed the aggressive expansion of the Company's development programs, both in dermatology and for internal indications. In describing progress in dermatology indications, he reviewed positive results of an independent investigator study from Massachusetts General Hospital using LEVULAN(R) PDT for acne of the back. Dr. Marcus also reported that, in addition to DUSA's own ongoing study of LEVULAN(R) PDT for moderate to severe acne vulgaris of the face, DUSA plans to initiate clinical trials using LEVULAN(R) PDT for treatment of onychomycosis and warts during the first half of 2001.

Regarding internal indications for LEVULAN(R) PDT, DUSA intends to initiate new Company-sponsored clinical protocols for the treatment of Barrett's Esophagus and brain cancer during 2001. DUSA also will continue to support and collaborate in new investigator studies on Barrett's esophagus and restenosis inhibition. Additional indications being considered for further development include detection and treatment of cervical dysplasia, endometrial ablation, and bladder cancer.

Finally, DUSA confirmed that it is in a very strong financial position, with over $75 million of cash and other assets, following the recent $15,000,000 payment from Schering AG under the original contract.

DUSA Pharmaceuticals, Inc. is a biopharmaceutical company engaged primarily in the development of LEVULAN(R) Photodynamic Therapy (PDT) and Photodetection (PD) for multiple medical indications. PDT and PD utilize light-activated compounds such as LEVULAN(R) to induce a therapeutic or detection effect. DUSA is a world leader in topically or locally applied PDT and PD. The Company maintains offices in Wilmington, MA, Valhalla, NY, and Toronto, Ontario.

Except for historical information, this news release contains certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to the expansion of the Company's development program and plans to initiate clinical trials for the treatment of onychomycosis, warts, Barrett's esophagus and brain cancer; intention to support investigator studies and consideration of development of various additional detection and treatment programs. Such risks and uncertainties include, but are not limited to, scientific, clinical trial, and regulatory risks associated with drug and device development programs, competitive products which may develop, the Company's ability to fund these programs through the complete regulatory process, intellectual property risks, reimbursement by third-party payors, and other risks identified in DUSA's SEC filings from time to time.

For further information contact: D. Geoffrey Shulman, MD, President & CEO or Shari Lovell, Director, Shareholder Services Tel: 416.363.5059 Fax 416.363.6602 or visit www.dusapharma.com